UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2026
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HEALTH CATALYST, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38993	45-3337483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10897 South River Front Parkway #300
South Jordan, UT 84095
(Address of principal executive offices, including zip code)

(801) 708-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	HCAT	The Nasdaq Global Select Market
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On September 11, 2026, Tami Reller was appointed to the Board, following the recommendation of the Nominating and Corporate Governance Committee of the Board (the Nominating Committee), to serve as a Class III director until her successor is duly elected and qualified, or until her earlier resignation, death or removal. Ms. Reller’s appointment to the Board is effective October 1, 2026. Ms. Reller was appointed to fill a newly created vacant Board seat due to the expansion of the current Board from six (6) to seven (7) directors, also effective October 1, 2026. In connection with Ms. Reller’s appointment to the Board and upon the recommendation of the Nominating Committee, the Board appointed Ms. Reller to serve as a member of the Audit Committee of the Board (the Audit Committee) to replace Jill Hoggard Green on such committee, as the chair of the Audit Committee of the Board to replace Justin Spencer (who will remain on the Audit Committee) and a member of the Compensation Committee of the Board to replace Ms. Hoggard Green on such committee, in each case until her successor is duly elected and qualified, or until her earlier resignation, death or removal. Ms. Reller will receive cash and equity compensation pursuant to the Company’s non-employee director compensation policy and will also enter into the Company’s standard form indemnification agreement.

Ms. Reller, age 62, previously served in various leadership roles at Duly Health and Care, an independent physician group, including as President from 2021 to 2022, CEO from 2022 to 2023 and Chair from 2023 to 2024. Prior to Duly Health and Care, Ms. Reller served in various senior executive roles at certain subsidiaries of UnitedHealth Group, Inc., including Executive Vice President and Chief Marketing Experience Officer of UnitedHealthcare and Chief Growth Officer, Chief Financial Officer and Chief Marketing Officer of Optum. Prior to that, Ms. Reller served in several executive roles at Microsoft Corporation, including Executive Vice President of Marketing and Divisional Chief Financial Officer. Ms. Reller has served on the board of directors of SPS Commerce, Inc., a publicly-traded global supply chain network, since May 2016. Ms. Reller currently serves as a director of Fairview Health Services, a non-profit healthcare services network. Ms. Reller holds a B.S. in mathematics from the University of Minnesota, Moorhead and an MBA from St. Mary's College in Moraga, California.

We believe that Ms. Reller is qualified to serve as a member of our board of directors based on her executive leadership experience and her knowledge of the healthcare and technology industries.

There are no arrangements or understandings between Ms. Reller and any person pursuant to which Ms. Reller was appointed as a director on the Board. Ms. Reller is not party to and does not have a direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party for which disclosure would be required under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Reller and any of the Company’s directors or executive officers.

Item 7.01. Regulation FD Disclosure.

On September 14, 2026, the Company issued a press release announcing the appointment of Ms. Reller as a member of the Board. A copy of this press release is furnished hereto as Exhibit 99.1 and is incorporated by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

10.1#*	Form of Indemnification Agreement, between Health Catalyst, Inc. and each of its executive officers and directors

10.2#**	Non-Employee Director Compensation Policy

99.1***	Press Release for the appointment of Tami Reller to the Board, dated September 14, 2026.

* Incorporated by reference to Exhibit 10.18 on the Form S-1 filed June 27, 2019.
** Incorporated by reference to Exhibit 10.1 to the Form 10-K/A filed April 30, 2025.
*** Furnished herewith.
# Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CATALYST, INC.

Date: September 14, 2026	By:	/s/ Jason Alger
Jason Alger

Chief Financial Officer